Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated May 28, 2021, relating to our audit of the Video Display Corporation and subsidiaries (the “Company”) consolidated financial statements as of and for the year ended February 28, 2021, which appears in this Annual Report on Form 10-K in Registration Statements (No. 333-15337 and No. 333-138076) on Form S-8.

/s/ Hancock Askew & Co., LLP

Peachtree Corners, Georgia
May 28, 2021